UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2008

CENTRAL IOWA ENERGY, LLC
 (Exact name of registrant as specified in its charter)

Iowa	000-52429	71-0988301
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3426 East 28th Street North Newton, Iowa	50208
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (641) 791-1010

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On April 24, 2008, Central Iowa Energy, LLC (the “Company”) received written notice from AgStar Financial Services, ACA (“AgStar”) indicating that AgStar will increase the interest rate on all of the Company’s credit facilities with AgStar by two percent (2.0%) effective as of June 1, 2008 (the “Rate Notice”) as a result of the Company’s default under its loan agreements with the Company’s lender, F&M Bank—Iowa (the “Lender”). The Rate Notice also indicated that the Company will be required to provide weekly borrowing base certificates effective as of May 1, 2008.

The Rate Notice relates to a previous notice of default (the “Default Notice”) from AgStar received by the Company on April 3, 2008, indicating that the Company was in default under the terms of its loan agreements due to the fact that beginning October 31, 2007, and continuing thereafter, the Company failed to maintain working capital in an amount sufficient to comply with Section 5.01(d) of the Company’s amended and restated master loan agreement (the “Master Loan Agreement”). Section 5.01(d) requires the Company to continually maintain working capital, as that term is defined in the Master Loan Agreement, of at least $4 million. The Default Notice advised the Company of the remedies that may be exercised by the Lender at any time during the occurrence of an event of default under the Loan Agreements. Prior to the receipt of the Rate Notice, the Lender had not notified the Company of its intent to exercise any of such remedies.

The Company entered into the loan agreements with the Lender on September 26, 2006 for the purpose of financing the construction of the Company’s biodiesel plant located in Newton, Iowa. The loan agreements provided the Company with a $27 million construction loan, which was converted into a $22 million term loan and a $5 million term revolving loan following completion of construction of the Company’s plant, and a $4.5 million revolving line of credit. AgStar is the servicing agent for the loans evidenced by the Company’s loan agreements with the Lender. The loan agreements provided that the interest rate on the term loan, the term revolving loan and the revolving line of credit would be a variable base rate equal to 30-day LIBOR plus 325 basis points. However, upon the occurrence and during the continuance of an event of default under the loan agreements, the Master Loan Agreement entitled the Lender to elect for the unpaid balances of such loans to bear interest at a rate two percent (2.0%) higher than would otherwise be in effect on such loans.

The Rate Notice provides that the Lender has agreed to temporarily forebear from exercising some of its rights and remedies under the loan agreements pending additional information and performance by the Company. However, in the future it is possible that the Lender may elect to exercise one or more of the other remedies provided under the loan agreements and by applicable law, including, without limitation, acceleration of the due date of the unpaid principal balance outstanding on the Company’s loans and all accrued but unpaid interest thereon, or foreclosure of the Lender’s mortgage and security interest in the Company’s real and personal property.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL IOWA ENERGY, LLC

April 30, 2008	/s/ John Van Zee

Date	John Van Zee, President and CEO

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